Exhibit (a)(1)(E)

                                [LOGO OF BLUEFLY]

[DATE]

[Grantee Name]
[Grantee Address]

Dear [Grantee]:

Pursuant to the Bluefly, Inc. 2005 Stock Incentive Plan (the "Plan"), the Plan's
administrative   committee  (the  "Committee")  hereby  grants  to  you  [_____]
restricted shares of Common Stock, par value $0.01 ("Award").

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. Unless otherwise indicated, all capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your continued employment with the Company, the restrictions on your entire Award shall lapse on _______ , 2008, provided, however, if you make a
Section 83(b) election, then the restrictions on your Award will lapse with respect to the number of shares needed to satisfy any tax withholding on the date that the Company receives your Section 83(b) election. Notwithstanding the foregoing, if there is a "Change in Control" (as defined in Appendix A attached hereto), then any unvested portion of your Award shall become fully vested and free from restriction, as of the date of such acquisition.

During the period in which Award is subject to restriction, you will nonetheless have the right to vote such shares and, subject to the vesting of your Award, receive any dividends we may pay. Such dividends will be set aside for you in escrow and paid once the shares have vested.

Unless otherwise determined by the Committee, upon your termination of employment with the Company and its Subsidiaries for any reason, the portion of your Award that is subject to restrictions hereunder on the date of such termination shall be forfeited immediately with no further compensation due to you.

You will receive certificate(s) for the restricted shares designating you as the registered owner. Upon such receipt, you agree to deliver the certificate(s) together with a signed and undated stock power to the Company or the Company's designee authorizing the Committee to transfer title to the certificate(s) to the Company in the event that your Award or any portion thereof is forfeited prior to the lapse of the restrictions. The certificates will be placed in escrow and will be delivered to you if and when your Award becomes vested and free from restriction.

At the time that the restrictions lapse, or upon your making of a Section 83(b) election, then, provided you elect for the Company to withhold such number of shares necessary to satisfy your tax obligation, the Company will withhold such number of shares from your Award to satisfy your minimum legally required withholding obligation on the applicable date. Otherwise, you must make appropriate arrangements with the Company concerning withholding of any taxes that may be due with respect to such Common Stock.

The Company may impose any additional conditions or restrictions on the Award as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your employment at any time.

Please sign and return a copy of this agreement to Kara Jenny designating your acceptance of this Award. This acknowledgement must be returned within thirty
(30) days; otherwise, the Award will lapse and become null and void. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the applicable terms of such document.


Very truly yours,

BLUEFLY, INC.


By:
    -----------------------------------


ACKNOWLEDGED AND ACCEPTED


---------------------------------------

Dated:
       --------------------------------

Enclosure   (Copy of Plan)

                                   APPENDIX A

"Change of Control" shall be deemed to occur:

         (1) upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any entity that directly or indirectly is controlled by, controls or is under common control with the Company (an "Affiliate"), (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by Quantum Industrial Partners LDC, Soros Fund Management LLC, and/or SFM Domestic Investments LLC and/or any of their affiliates (collectively, "Soros"), or (IV) any acquisition which complies with clauses
(A), (B) and (C) of sub-paragraph (5) hereof ;

         (2) when individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

         (3)      upon the dissolution or liquidation of the Company;

         (4) upon the sale of all or substantially all of the business or assets of the Company; or

         (5) upon the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than Soros or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving
Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.